Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	Matt Beasley
	(405) 553-6984	(405) 558-4600

Enable Midstream announces new natural gas processing plant located in prolific SCOOP play

•	Construction of a second new 200-million cubic feet per day (MMcf/d) natural gas processing facility planned in Grady County, Okla. near the Bradley Processing Plant currently under construction.

•	Project includes expansion of the Bradley Plant condensate processing capacity to 10,000 bbl/d

•	Will bring Enable Midstream’s super-header processing capacity in Anadarko Basin to 1.685 Bcf/d

•	Additional processing capacity needed to meet increased drilling and rich gas production from the SCOOP play

•	Over $200 million investment expected to be in service Q4 2015

OKLAHOMA CITY (September 3, 2014) -- Enable Midstream Partners, LP (NYSE: ENBL) announced today its Board of Directors approved construction of an additional 200-million cubic feet per day (MMcf/d) of natural gas processing capacity that will be located near its Bradley Processing Plant to serve producers in the rich gas play called the South Central Oklahoma Oil Province (SCOOP).

The Bradley Plant is located in Grady County in central Okla., is currently under construction to provide 200 MMcf/d of processing capacity, and is expected to be in service during the first quarter of 2015.

“Strong producer activity continues on our Anadarko Basin gathering systems, particularly in the SCOOP play,” said Lynn Bourdon, Enable Midstream’s president and CEO. “We already have critical long-lead plant infrastructure ordered and anticipate a fourth quarter 2015 startup for this additional capacity."

Exhibit 99.1

Enable Midstream will invest in excess of $200 million for the project, including plant equipment, associated compression, and installation costs. This investment was anticipated in the capital guidance announced in Enable Midstream's second quarter 2014 earnings release. Other announced investments include the upgrades to the Cox City processing facility, construction of a second crude oil gathering pipeline in the Bakken region in North Dakota and construction of the Bradley Plant. Enable Midstream added approximately 500,000 gross acres of SCOOP-area dedicated acreage since Dec. 31, 2013.

The Enable Midstream super-header system currently has seven natural gas processing plants with 1.285 Bcf/d of processing capacity and the ability to serve producers in multiple plays in the Anadarko Basin. The processing super-header allows Enable Midstream to respond quickly to producers' capacity needs by utilizing available capacity while additional processing capacity is constructed.

Enable Midstream owns, operates and develops strategically located natural gas and crude oil infrastructure assets. The company’s assets include approximately 11,000 miles of gathering pipelines, 12 major processing plants with approximately 2.1 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which Enable Midstream owns 49.90 percent), approximately 2,300 miles of intrastate pipelines and eight storage facilities comprising 86.5 billion cubic feet of storage capacity. For more information visit EnableMidstream.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, regarding Enable Midstream Partners’ strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Enable Midstream’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Enable Midstream assumes no obligation to and does not intend to update any forward-looking statements included herein.

Exhibit 99.1

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our SEC filings. Enable Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets.

These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” in our SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Enable Midstream’s actual results and plans could differ materially from those expressed in any forward-looking statements.

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